PROSPECTUS Dated April 12, 2024 PROSPECTUS SUPPLEMENT Dated November 16, 2023	Pricing Supplement No. 11,400 to Registration Statement No. 333-275587 Dated October 17, 2025 Rule 424(b)(2)
GLOBAL MEDIUM-TERM NOTES, SERIES I
Floating Rate Senior Notes Due 2029
Fixed/Floating Rate Senior Notes Due 2029
Fixed/Floating Rate Senior Notes Due 2031
Fixed/Floating Rate Senior Notes Due 2036

We, Morgan Stanley, are offering the notes described below on a global basis. We may redeem the Global Medium-Term Notes, Series I, Floating Rate Senior Notes Due 2029 (the “floating rate notes due 2029”), (i) in whole but not in part, on October 18, 2028 or (ii) in whole at any time or in part from time to time, on or after September 18, 2029, in each case at a redemption price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon (calculated as described below) to but excluding the redemption date, in accordance with the provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Notice of Redemption,” as supplemented by the provisions below under the heading “Optional Redemption.” We may redeem some or all of the Global Medium-Term Notes, Series I, Fixed/Floating Rate Senior Notes Due 2029 (the “fixed/floating rate notes due 2029”) at any time on or after April 27, 2026 and prior to October 18, 2028 in accordance with the provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Optional Make-whole Redemption of Debt Securities,” as supplemented by the provisions below. We also may redeem the fixed/floating rate notes due 2029, (i) in whole but not in part, on October 18, 2028 or (ii) in whole at any time or in part from time to time, on or after September 18, 2029, in each case at a redemption price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon (calculated as described below) to but excluding the redemption date, in accordance with the provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Notice of Redemption,” as supplemented by the provisions below under the heading “Optional Redemption.” We may redeem some or all of the Global Medium‑Term Notes, Series I, Fixed/Floating Rate Senior Notes Due 2031 (the “fixed/floating rate notes due 2031”) at any time on or after April 27, 2026 and prior to October 22, 2030 in accordance with the provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Optional Make-whole Redemption of Debt Securities,” as supplemented by the provisions below. We also may redeem the fixed/floating rate notes due 2031, (i) in whole but not in part, on October 22, 2030 or (ii) in whole at any time or in part from time to time, on or after September 22, 2031, in each case at a redemption price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon (calculated as described below) to but excluding the redemption date, in accordance with the provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Notice of Redemption,” as supplemented by the provisions below under the heading “Optional Redemption.” We may redeem some or all of the Global Medium‑Term Notes, Series I, Fixed/Floating Rate Senior Notes Due 2036 (the “fixed/floating rate notes due 2036” and, together with the floating rate notes due 2029, the fixed/floating rate notes due 2029 and the fixed/floating rate notes due 2031, the “notes”) at any time on or after April 27, 2026 and prior to October 22, 2035 in accordance with the provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Optional Make-whole Redemption of Debt Securities,” as supplemented by the provisions below. We also may redeem the fixed/floating rate notes due 2036, (i) in whole but not in part, on October 22, 2035 or (ii) in whole at any time or in part from time to time, on or after July 22, 2036, in each case at a redemption price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon (calculated as described below) to but excluding the redemption date, in accordance with the provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Notice of Redemption,” as supplemented by the provisions below under the heading “Optional Redemption.”
We will issue the notes only in registered form, which form is further described under “Description of Notes—Forms of Notes” in the accompanying prospectus supplement.
We describe the basic features of the notes in the section of the accompanying prospectus supplement called “Description of Notes,” subject to and as modified by the provisions described below. In addition, we describe the basic features of the floating rate notes due 2029 in the section of the accompanying prospectus called “Description of Debt Securities—Floating Rate Debt Securities,” subject to and as modified by the provisions described below. We describe the basic features of each of the fixed/floating rate notes due 2029, the fixed/floating rate notes due 2031 and the fixed/floating rate notes due 2036 during the respective Fixed Rate Period (as defined below) in the section of the accompanying prospectus called “Description of Debt Securities—Fixed Rate Debt Securities” and during the respective Floating Rate Period (as defined below) in the section of the accompanying prospectus called “Description of Debt Securities—Floating Rate Debt Securities,” in each case subject to and as modified by the provisions described below.
With respect to the floating rate notes due 2029, we describe how interest is paid under “Description of Debt Securities—Floating Rate Debt Securities” in the accompanying prospectus, subject to and as modified by the provisions described under “Description of Debt Securities—SOFR Debt Securities” in the accompanying prospectus with respect to the compounding method used to calculate accrued interest and the application of the Spread to such method. With respect to each of the fixed/floating rate notes due 2029, the fixed/floating rate notes due 2031 and the fixed/floating rate notes due 2036, we describe how interest is calculated, accrued and paid during the respective Fixed Rate Period, including where a scheduled interest payment date is not a business day (the following unadjusted business day convention), under “Description of Debt Securities—Fixed Rate Debt Securities” in the accompanying prospectus. With respect to each of the fixed/floating rate notes due 2029, the fixed/floating rate notes due 2031 and the fixed/floating rate notes due 2036, we describe how interest is paid during the respective Floating Rate Period under “Description of Debt Securities—Floating Rate Debt Securities” in the accompanying prospectus, subject to and as modified by the provisions described under “Description of Debt Securities—SOFR Debt Securities” in the accompanying prospectus with respect to the compounding method used to calculate accrued interest during the respective Floating Rate Period and the application of the Spread to such method.

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement and prospectus, as applicable.

Investing in the notes involves risks. See “Risk Factors” on page PS-11.

The notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement or the accompanying prospectus supplement or prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
MORGAN STANLEY
MUFG

When you read the accompanying prospectus supplement, please note that all references in such prospectus supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable.
Neither Morgan Stanley nor any of the managers has authorized anyone to provide you with information other than that contained or incorporated by reference in this pricing supplement, the accompanying prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering prepared by Morgan Stanley or on its behalf. Morgan Stanley and the managers take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this pricing supplement, the accompanying prospectus supplement, the accompanying prospectus and any related free writing prospectus and the documents incorporated herein or therein is accurate only as of their respective dates. Morgan Stanley is offering to sell the notes and is seeking offers to buy the notes, only in jurisdictions where such offers and sales are permitted.
NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA (THE “EEA”)
None of this pricing supplement, the accompanying prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This pricing supplement, the accompanying prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (each, an “EEA Qualified Investor”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of notes which are the subject of the offering contemplated in this pricing supplement, the accompanying prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither Morgan Stanley nor the managers have authorized, nor do they authorize, the making of any offer of notes in the EEA other than to EEA Qualified Investors.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EEA Qualified Investor. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM
None of this pricing supplement, the accompanying prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom (the “UK Prospectus Regulation”). This pricing supplement, the accompanying prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (each, a “UK Qualified Investor”). Accordingly, any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this pricing supplement, the accompanying prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither Morgan Stanley nor the managers have authorized, nor do they authorize, the making of any offer of notes in the United Kingdom other than to UK Qualified Investors.
The communication of this pricing supplement, the accompanying prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and this pricing supplement, the accompanying prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this pricing supplement, the accompanying prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This pricing supplement, the accompanying prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This pricing supplement, the accompanying prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this pricing supplement, the accompanying prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing supplement, the accompanying prospectus supplement, the accompanying prospectus or any related free writing prospectus or any other documents and/or materials relating to the issue of the notes offered hereby or any of their contents.
PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom; or (iii) not a UK Qualified Investor. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

Floating Rate Notes Due 2029
Principal Amount:	$400,000,000
Maturity Date:	October 18, 2029
Settlement Date
(Original Issue Date):	October 22, 2025 (T+3)
Interest Accrual Date:	October 22, 2025
Issue Price:	100.000%
Specified Currency:	U.S. dollars
Redemption Percentage
at Maturity:	100%
Base Rate:
SOFR (compounded daily over a quarterly Interest Payment Period in accordance with the specific formula described in the accompanying prospectus). As further described in the accompanying prospectus, (i) in determining the Base Rate for a U.S. Government Securities Business Day, the Base Rate generally will be the rate in respect of such day that is provided on the following U.S. Government Securities Business Day and (ii) in determining the Base Rate for any other day, such as a Saturday, Sunday or holiday, the Base Rate generally will be the rate in respect of the immediately preceding U.S. Government Securities Business Day that is provided on the following U.S. Government Securities Business Day.

Spread (Plus or Minus):	Plus 0.920% (to be added to the accrued interest compounding factor for an Interest Payment Period)
Index Maturity:	Daily
Index Currency:	U.S. dollars
Interest Payment Periods:
Quarterly. With respect to an Interest Payment Date, the period from and including the second most recent Interest Payment Period End-Date (or from and including the Original Issue Date in the case of the first Interest Payment Period) to but excluding the immediately preceding Interest Payment Period End-Date; provided that (i) the Interest Payment Period with respect to the final Interest Payment Date (i.e., the Maturity Date or, if we elect to redeem floating rate notes due 2029, the redemption date for such floating rate notes due 2029) will be the period from and including the second-to-last Interest Payment Period End-Date to but excluding the Maturity Date or, if we elect to redeem floating rate notes due 2029, to but excluding the redemption date for such floating rate notes due 2029 (in each case, the final Interest Payment Period End-Date for such floating rate notes due 2029) and (ii) with respect to such final Interest Payment Period, the level of SOFR for each calendar day in the period from and including the Rate Cut-Off Date to but excluding the Maturity Date or redemption date, as applicable, shall be the level of SOFR in respect of such Rate Cut-Off Date.

Interest Payment Period
End-Dates:
The 18th of each January, April, July and October, commencing January 2026 and ending on the Maturity Date or, if we elect to redeem floating rate notes due 2029, ending on the redemption date for such floating rate notes due 2029; provided that if any scheduled Interest Payment Period End-Date, other than the Maturity Date or, if we elect to redeem floating rate notes due 2029, the redemption date for such floating rate notes due 2029, falls on a day that is not a business day, it will be postponed to the following business day, except that, if that business day would fall in the next calendar month, the Interest Payment Period End-Date will be the immediately preceding business day. If the scheduled final Interest Payment Period End-Date for the floating rate notes due 2029 (i.e., the Maturity Date or, if we elect to redeem floating rate notes due 2029, the redemption date for such floating rate notes due 2029) falls on a day that is not a business day, the payment of principal and interest will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled final Interest Payment Period End-Date.

Interest Payment Dates:
The second business day following each Interest Payment Period End-Date; provided that the Interest Payment Date with respect to the final Interest Payment Period will be the Maturity Date or, if we elect to redeem floating rate notes due 2029, the redemption date for such floating rate notes due 2029. If the scheduled Maturity Date or redemption date falls on a day that is not a business day, the payment of principal and interest will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled Maturity Date or redemption date.

Rate Cut-Off Date:	The second U.S. Government Securities Business Day prior to the Maturity Date or redemption date, as applicable
Business Day:	New York
Calculation Agent:	The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank))
Minimum Denominations:	$1,000 and integral multiples of $1,000 in excess thereof
CUSIP:	61748U AJ1
ISIN:	US61748UAJ16
Day Count Convention:	Actual/360
Other Provisions:	See “Optional Redemption” below.

Fixed/Floating Rate Notes Due 2029
Principal Amount:	$2,100,000,000
Maturity Date:	October 18, 2029
Settlement Date
(Original Issue Date):	October 22, 2025 (T+3)
Interest Accrual Date:	October 22, 2025
Issue Price:	100.000%
Specified Currency:	U.S. dollars
Redemption Percentage
at Maturity:	100%
Fixed Rate Period:	The period from and including the Settlement Date to but excluding October 18, 2028
Floating Rate Period:	The period from and including October 18, 2028 to but excluding the Maturity Date
Interest Rate:
During the Fixed Rate Period, 4.133% per annum; during the Floating Rate Period, see “Description of Debt Securities—Floating Rate Debt Securities” in the accompanying prospectus, subject to and as modified by “Description of Debt Securities—SOFR Debt Securities” in the accompanying prospectus

Base Rate:
SOFR (compounded daily over a quarterly Interest Payment Period in accordance with the specific formula described in the accompanying prospectus). As further described in the accompanying prospectus, (i) in determining the Base Rate for a U.S. Government Securities Business Day, the Base Rate generally will be the rate in respect of such day that is provided on the following U.S. Government Securities Business Day and (ii) in determining the Base Rate for any other day, such as a Saturday, Sunday or holiday, the Base Rate generally will be the rate in respect of the immediately preceding U.S. Government Securities Business Day that is provided on the following U.S. Government Securities Business Day.

Spread (Plus or Minus):	Plus 0.913% (to be added to the accrued interest compounding factor for an Interest Payment Period)
Index Maturity:	Daily
Index Currency:	U.S. dollars
Interest Payment Periods:
During the Fixed Rate Period, semiannually; during the Floating Rate Period, quarterly. With respect to an Interest Payment Date during the Floating Rate Period, the period from and including the second most recent Interest Payment Period End-Date (or from and including October 18, 2028 in the case of the first Interest Payment Period during the Floating Rate Period) to but excluding the immediately preceding Interest Payment Period End-Date; provided that (i) the Interest Payment Period with respect to the final Interest Payment Date (i.e., the Maturity Date or, if we elect to redeem fixed/floating rate notes due 2029, the redemption date for such fixed/floating rate notes due 2029) will be the period from and including the second-to-last Interest Payment Period End-Date to but excluding the Maturity Date or, if we elect to redeem fixed/floating rate notes due 2029, to but excluding the redemption date for such fixed/floating rate notes due 2029 (in each case, the final Interest Payment Period End-Date for such fixed/floating rate notes due 2029) and (ii) with respect to such final Interest Payment Period, the level of SOFR for each calendar day in the period from and including the Rate Cut-Off Date to but excluding the Maturity Date or redemption date, as applicable, shall be the level of SOFR in respect of such Rate Cut-Off Date.

Interest Payment Period
End-Dates:
With respect to the Floating Rate Period, the 18th of each January, April, July and October, commencing January 2029 and ending on the Maturity Date or, if we elect to redeem fixed/floating rate notes due 2029, ending on the redemption date for such fixed/floating rate notes due 2029; provided that if any scheduled Interest Payment Period End-Date, other than the Maturity Date or, if we elect to redeem fixed/floating rate notes due 2029, the redemption date for such fixed/floating rate notes due 2029, falls on a day that is not a business day, it will be postponed to the following business day, except that, if that business day would fall in the next calendar month, the Interest Payment Period End-Date will be the immediately preceding business day. If the scheduled final Interest Payment Period End-Date for the fixed/floating rate notes due 2029 (i.e., the Maturity Date or, if we elect to redeem fixed/floating rate notes due 2029, the redemption date for such fixed/floating rate notes due 2029) falls on a day that is not a business day, the payment of principal and interest will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled final Interest Payment Period End-Date.

Interest Payment Dates:
With respect to the Fixed Rate Period, each April 18 and October 18, commencing April 18, 2026 to and including October 18, 2028; with respect to the Floating Rate Period, the second business day following each Interest Payment Period End-Date; provided that the Interest Payment Date with respect to the final Interest Payment Period will be the Maturity Date or, if we elect to redeem fixed/floating rate notes due 2029, the redemption date for such fixed/floating rate notes due 2029. If the scheduled Maturity Date or redemption date falls on a day that is not a business day, the payment of principal and interest will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled Maturity Date or redemption date.

Rate Cut-Off Date:	The second U.S. Government Securities Business Day prior to the Maturity Date or redemption date, as applicable
Business Day:	New York
Calculation Agent:	The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank))

Minimum Denominations:	$1,000 and integral multiples of $1,000 in excess thereof
CUSIP:	61748U AK8
ISIN:	US61748UAK88
Day Count Convention:	During the Fixed Rate Period, 30/360; during the Floating Rate Period, Actual/360
Other Provisions:
Optional make-whole redemption on or after April 27, 2026 and prior to October 18, 2028, on at least 5 but not more than 30 days’ prior notice, as described in the accompanying prospectus under the heading “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Optional Make-whole Redemption of Debt Securities,” provided that, for purposes of the fixed/floating rate notes due 2029, (A) the make-whole redemption price shall be equal to the greater of: (i) 100% of the principal amount of such notes to be redeemed and (ii) the sum of (a) the present value of the payment of principal on such notes to be redeemed and (b) the present values of the scheduled payments of interest on such notes to be redeemed that would have been payable from the date of redemption to October 18, 2028 (not including any portion of such payments of interest accrued to the date of redemption), each discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 12.5 basis points, as calculated by the premium calculation agent; plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the redemption date and (B) “comparable treasury issue” means the U.S. Treasury security selected by the premium calculation agent as having a maturity comparable to the remaining term of the fixed/floating rate notes due 2029 to be redeemed as if the fixed/floating rate notes due 2029 matured on October 18, 2028 (“remaining term”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term.

See also “Optional Redemption” below.

Fixed/Floating Rate Notes Due 2031
Principal Amount:	$2,500,000,000
Maturity Date:	October 22, 2031
Settlement Date
(Original Issue Date):	October 22, 2025 (T+3)
Interest Accrual Date:	October 22, 2025
Issue Price:	100.000%
Specified Currency:	U.S. dollars
Redemption Percentage
at Maturity:	100%
Fixed Rate Period:	The period from and including the Settlement Date to but excluding October 22, 2030
Floating Rate Period:	The period from and including October 22, 2030 to but excluding the Maturity Date
Interest Rate:
During the Fixed Rate Period, 4.356% per annum; during the Floating Rate Period, see “Description of Debt Securities—Floating Rate Debt Securities” in the accompanying prospectus, subject to and as modified by “Description of Debt Securities—SOFR Debt Securities” in the accompanying prospectus

Base Rate:
SOFR (compounded daily over a quarterly Interest Payment Period in accordance with the specific formula described in the accompanying prospectus). As further described in the accompanying prospectus, (i) in determining the Base Rate for a U.S. Government Securities Business Day, the Base Rate generally will be the rate in respect of such day that is provided on the following U.S. Government Securities Business Day and (ii) in determining the Base Rate for any other day, such as a Saturday, Sunday or holiday, the Base Rate generally will be the rate in respect of the immediately preceding U.S. Government Securities Business Day that is provided on the following U.S. Government Securities Business Day.

Spread (Plus or Minus):	Plus 1.074% (to be added to the accrued interest compounding factor for an Interest Payment Period)
Index Maturity:	Daily
Index Currency:	U.S. dollars
Interest Payment Periods:
During the Fixed Rate Period, semiannually; during the Floating Rate Period, quarterly. With respect to an Interest Payment Date during the Floating Rate Period, the period from and including the second most recent Interest Payment Period End-Date (or from and including October 22, 2030 in the case of the first Interest Payment Period during the Floating Rate Period) to but excluding the immediately preceding Interest Payment Period End-Date; provided that (i) the Interest Payment Period with respect to the final Interest Payment Date (i.e., the Maturity Date or, if we elect to redeem fixed/floating rate notes due 2031, the redemption date for such fixed/floating rate notes due 2031) will be the period from and including the second-to-last Interest Payment Period End-Date to but excluding the Maturity Date or, if we elect to redeem fixed/floating rate notes due 2031, to but excluding the redemption date for such fixed/floating rate notes due 2031 (in each case, the final Interest Payment Period End-Date for such fixed/floating rate notes due 2031) and (ii) with respect to such final Interest Payment Period, the level of SOFR for each calendar day in the period from and including the Rate Cut-Off Date to but excluding the Maturity Date or redemption date, as applicable, shall be the level of SOFR in respect of such Rate Cut-Off Date.

Interest Payment Period
End-Dates:
With respect to the Floating Rate Period, the 22nd of each January, April, July and October, commencing January 2031 and ending on the Maturity Date or, if we elect to redeem fixed/floating rate notes due 2031, ending on the redemption date for such fixed/floating rate notes due 2031; provided that if any scheduled Interest Payment Period End-Date, other than the Maturity Date or, if we elect to redeem fixed/floating rate notes due 2031, the redemption date for such fixed/floating rate notes due 2031, falls on a day that is not a business day, it will be postponed to the following business day, except that, if that business day would fall in the next calendar month, the Interest Payment Period End-Date will be the immediately preceding business day. If the scheduled final Interest Payment Period End-Date for the fixed/floating rate notes due 2031 (i.e., the Maturity Date or, if we elect to redeem fixed/floating rate notes due 2031, the redemption date for such fixed/floating rate notes due 2031) falls on a day that is not a business day, the payment of principal and interest will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled final Interest Payment Period End-Date.

Interest Payment Dates:
With respect to the Fixed Rate Period, each April 22 and October 22, commencing April 22, 2026 to and including October 22, 2030; with respect to the Floating Rate Period, the second business day following each Interest Payment Period End-Date; provided that the Interest Payment Date with respect to the final Interest Payment Period will be the Maturity Date or, if we elect to redeem fixed/floating rate notes due 2031, the redemption date for such fixed/floating rate notes due 2031. If the scheduled Maturity Date or redemption date falls on a day that is not a business day, the payment of principal and interest will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled Maturity Date or redemption date.

Rate Cut-Off Date:	The second U.S. Government Securities Business Day prior to the Maturity Date or redemption date, as applicable
Business Day:	New York

Calculation Agent:	The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank))
Minimum Denominations:	$1,000 and integral multiples of $1,000 in excess thereof
CUSIP:	61748U AM4
ISIN:	US61748UAM45
Day Count Convention:	During the Fixed Rate Period, 30/360; during the Floating Rate Period, Actual/360
Other Provisions:
Optional make-whole redemption on or after April 27, 2026 and prior to October 22, 2030, on at least 5 but not more than 30 days’ prior notice, as described in the accompanying prospectus under the heading “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Optional Make-whole Redemption of Debt Securities,” provided that, for purposes of the fixed/floating rate notes due 2031, (A) the make-whole redemption price shall be equal to the greater of: (i) 100% of the principal amount of such notes to be redeemed and (ii) the sum of (a) the present value of the payment of principal on such notes to be redeemed and (b) the present values of the scheduled payments of interest on such notes to be redeemed that would have been payable from the date of redemption to October 22, 2030 (not including any portion of such payments of interest accrued to the date of redemption), each discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 12.5 basis points, as calculated by the premium calculation agent; plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the redemption date and (B) “comparable treasury issue” means the U.S. Treasury security selected by the premium calculation agent as having a maturity comparable to the remaining term of the fixed/floating rate notes due 2031 to be redeemed as if the fixed/floating rate notes due 2031 matured on October 22, 2030 (“remaining term”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term.

See also “Optional Redemption” below.

Fixed/Floating Rate Notes Due 2036
Principal Amount:	$3,000,000,000
Maturity Date:	October 22, 2036
Settlement Date
(Original Issue Date):	October 22, 2025 (T+3)
Interest Accrual Date:	October 22, 2025
Issue Price:	100.000%
Specified Currency:	U.S. dollars
Redemption Percentage
at Maturity:	100%
Fixed Rate Period:	The period from and including the Settlement Date to but excluding October 22, 2035
Floating Rate Period:	The period from and including October 22, 2035 to but excluding the Maturity Date
Interest Rate:
During the Fixed Rate Period, 4.892% per annum; during the Floating Rate Period, see “Description of Debt Securities—Floating Rate Debt Securities” in the accompanying prospectus, subject to and as modified by “Description of Debt Securities—SOFR Debt Securities” in the accompanying prospectus

Base Rate:
SOFR (compounded daily over a quarterly Interest Payment Period in accordance with the specific formula described in the accompanying prospectus). As further described in the accompanying prospectus, (i) in determining the Base Rate for a U.S. Government Securities Business Day, the Base Rate generally will be the rate in respect of such day that is provided on the following U.S. Government Securities Business Day and (ii) in determining the Base Rate for any other day, such as a Saturday, Sunday or holiday, the Base Rate generally will be the rate in respect of the immediately preceding U.S. Government Securities Business Day that is provided on the following U.S. Government Securities Business Day.

Spread (Plus or Minus):	Plus 1.314% (to be added to the accrued interest compounding factor for an Interest Payment Period)
Index Maturity:	Daily
Index Currency:	U.S. dollars
Interest Payment Periods:
During the Fixed Rate Period, semiannually; during the Floating Rate Period, quarterly. With respect to an Interest Payment Date during the Floating Rate Period, the period from and including the second most recent Interest Payment Period End-Date (or from and including October 22, 2035 in the case of the first Interest Payment Period during the Floating Rate Period) to but excluding the immediately preceding Interest Payment Period End-Date; provided that (i) the Interest Payment Period with respect to the final Interest Payment Date (i.e., the Maturity Date or, if we elect to redeem fixed/floating rate notes due 2036, the redemption date for such fixed/floating rate notes due 2036) will be the period from and including the second-to-last Interest Payment Period End-Date to but excluding the Maturity Date or, if we elect to redeem fixed/floating rate notes due 2036, to but excluding the redemption date for such fixed/floating rate notes due 2036 (in each case, the final Interest Payment Period End-Date for such fixed/floating rate notes due 2036) and (ii) with respect to such final Interest Payment Period, the level of SOFR for each calendar day in the period from and including the Rate Cut-Off Date to but excluding the Maturity Date or redemption date, as applicable, shall be the level of SOFR in respect of such Rate Cut-Off Date.

Interest Payment Period
End-Dates:
With respect to the Floating Rate Period, the 22nd of each January, April, July and October, commencing January 2036 and ending on the Maturity Date or, if we elect to redeem fixed/floating rate notes due 2036, ending on the redemption date for such fixed/floating rate notes due 2036; provided that if any scheduled Interest Payment Period End-Date, other than the Maturity Date or, if we elect to redeem fixed/floating rate notes due 2036, the redemption date for such fixed/floating rate notes due 2036, falls on a day that is not a business day, it will be postponed to the following business day, except that, if that business day would fall in the next calendar month, the Interest Payment Period End-Date will be the immediately preceding business day. If the scheduled final Interest Payment Period End-Date for the fixed/floating rate notes due 2036 (i.e., the Maturity Date or, if we elect to redeem fixed/floating rate notes due 2036, the redemption date for such fixed/floating rate notes due 2036) falls on a day that is not a business day, the payment of principal and interest will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled final Interest Payment Period End-Date.

Interest Payment Dates:
With respect to the Fixed Rate Period, each April 22 and October 22, commencing April 22, 2026 to and including October 22, 2035; with respect to the Floating Rate Period, the second business day following each Interest Payment Period End-Date; provided that the Interest Payment Date with respect to the final Interest Payment Period will be the Maturity Date or, if we elect to redeem fixed/floating rate notes due 2036, the redemption date for such fixed/floating rate notes due 2036. If the scheduled Maturity Date or redemption date falls on a day that is not a business day, the payment of principal and interest will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled Maturity Date or redemption date.

Rate Cut-Off Date:	The second U.S. Government Securities Business Day prior to the Maturity Date or redemption date, as applicable
Business Day:	New York
Calculation Agent:	The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank))

Minimum Denominations:	$1,000 and integral multiples of $1,000 in excess thereof
CUSIP:	61748U AN2
ISIN:	US61748UAN28
Day Count Convention:	During the Fixed Rate Period, 30/360; during the Floating Rate Period, Actual/360
Other Provisions:
Optional make-whole redemption on or after April 27, 2026 and prior to October 22, 2035, on at least 5 but not more than 30 days’ prior notice, as described in the accompanying prospectus under the heading “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Optional Make-whole Redemption of Debt Securities,” provided that, for purposes of the fixed/floating rate notes due 2036, (A) the make-whole redemption price shall be equal to the greater of: (i) 100% of the principal amount of such notes to be redeemed and (ii) the sum of (a) the present value of the payment of principal on such notes to be redeemed and (b) the present values of the scheduled payments of interest on such notes to be redeemed that would have been payable from the date of redemption to October 22, 2035 (not including any portion of such payments of interest accrued to the date of redemption), each discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 15 basis points, as calculated by the premium calculation agent; plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the redemption date and (B) “comparable treasury issue” means the U.S. Treasury security selected by the premium calculation agent as having a maturity comparable to the remaining term of the fixed/floating rate notes due 2036 to be redeemed as if the fixed/floating rate notes due 2036 matured on October 22, 2035 (“remaining term”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term.

See also “Optional Redemption” below.

Risk Factors
For a discussion of the risk factors affecting Morgan Stanley and its business, including market risk, credit risk, operational risk, liquidity risk, legal, regulatory and compliance risk, risk management, competitive environment, international risk and acquisition, divestiture and joint venture risk, among others, see “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our current and periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended (file number 001-11758) that are incorporated by reference into this pricing supplement and the accompanying prospectus supplement and prospectus.
This section describes certain selected risk factors relating to the notes.  Please see “Risk Factors” in the accompanying prospectus for a complete list of risk factors relating to the notes.
SOFR-Related Risks
The interest rate on the floating rate notes due 2029 and, during the Floating Rate Period, the fixed/floating rate notes due 2029, the fixed/floating rate notes due 2031 and the fixed/floating rate notes due 2036 is based on a daily compounded SOFR rate, which is relatively new in the marketplace.  For each Interest Payment Period for the floating rate notes due 2029 and for each Interest Payment Period during the Floating Rate Period for the fixed/floating rate notes due 2029, the fixed/floating rate notes due 2031 and the fixed/floating rate notes due 2036, the interest rate on the notes is based on a daily compounded SOFR rate calculated using the specific formula described in the accompanying prospectus, not the SOFR rate published on or in respect of a particular date during such Interest Payment Period or an average of SOFR rates during such period.  For this and other reasons, the interest rate on the notes during any Interest Payment Period for the floating rate notes due 2029 and any Interest Payment Period within the Floating Rate Period for the fixed/floating rate notes due 2029, the fixed/floating rate notes due 2031 and the fixed/floating rate notes due 2036 will not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during an Interest Payment Period for the floating rate notes due 2029, or during an Interest Payment Period within the Floating Rate Period for the fixed/floating rate notes due 2029, the fixed/floating rate notes due 2031 and the fixed/floating rate notes due 2036 is negative, the portion of the accrued interest compounding factor specifically attributable to such date will be less than one, resulting in a reduction to the accrued interest compounding factor used to calculate the interest payable on such notes on the Interest Payment Date for such Interest Payment Period.
In addition, limited market precedent exists for securities that use SOFR as the interest rate and the method for calculating an interest rate based upon SOFR in those precedents varies. Accordingly, the specific formula for the daily compounded SOFR rate used in the notes may not continue to be utilized by other market participants.  If the market transitions to a different calculation method, that would likely adversely affect the market value of such notes.
The amount of interest payable with respect to each Interest Payment Period for the floating rate notes due 2029, and with respect to each Interest Payment Period during the Floating Rate Period for the fixed/floating rate notes due 2029, the fixed/floating rate notes due 2031 and the fixed/floating rate notes due 2036, will be determined near the end of the Interest Payment Period.  The level of the Base Rate applicable to each such Interest Payment Period and, therefore, the amount of interest payable with respect to such Interest Payment Period will be determined on the Interest Payment Period End-Date for such Interest Payment Period (or the Rate Cut-Off Date for the final Interest Payment Period).  Because each such date is near the end of such Interest Payment Period, you will not know the amount of interest payable with respect to each such Interest Payment Period until shortly prior to the related Interest Payment Date and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such Interest Payment Date.
The price at which the notes may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased.  Some of these factors include, but are not limited to: (i) actual or anticipated changes in the level of SOFR, (ii) volatility of the level of SOFR, (iii) changes in interest and yield rates, (iv) any actual or anticipated changes in our credit ratings or credit spreads and (v) the time remaining to maturity of such notes.  Generally, the longer the time remaining to maturity and the more tailored the exposure, the more the market price of the notes will be affected by the other factors described in the preceding sentence.  This can lead to significant adverse changes in the market price of securities like the notes.  Depending on the actual or anticipated level of SOFR, the market value of the notes is expected to decrease and you may receive substantially less than 100% of the issue price if you are able to sell your notes prior to maturity.
The issuer, its subsidiaries or affiliates may publish research that could affect the market value of the notes.  They also may hedge the issuer’s obligations under such notes.  The issuer or one or more of its affiliates may, at present or in the future, publish research reports with respect to movements in interest rates generally, or the LIBOR transition or SOFR specifically.  This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes.  Any of these activities may affect the market value of such notes.  In addition, the issuer’s subsidiaries may hedge the issuer’s obligations under the notes and they may realize a profit from that hedging activity even if investors do not receive a favorable investment return under the terms of such notes or in any secondary market transaction.
The calculation agent (or, if applicable, we or our designee) will make determinations with respect to the notes.  The calculation agent will make certain determinations with respect to the notes as further described in the accompanying prospectus.  In addition, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we or our designee will make certain determinations with respect to the notes in our or our designee’s sole discretion as further described under “Description of Debt Securities—SOFR Debt Securities—Determination of SOFR” in the accompanying prospectus. Any of these determinations may adversely affect the payout to investors.  Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to the Base Rate or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes.  These potentially subjective determinations may adversely affect the payout to you on the notes.  For further information regarding these types of determinations, see “Description of Debt Securities—SOFR Debt Securities” in the accompanying prospectus.
In determining the Base Rate for the final Interest Payment Period for the floating rate notes due 2029, and for the final Interest Payment Period in the Floating Rate Period for the fixed/floating rate notes due 2029, the fixed/floating rate notes due 2031 and the fixed/floating rate notes due 2036, the level of SOFR for any day from and including the Rate Cut-Off Date to but excluding the Maturity Date or redemption date, as applicable, will be the level of SOFR in respect of such Rate Cut-off Date.  For the final Interest Payment Period, because the level of SOFR for any day from and including the Rate Cut-off Date to but excluding the Maturity Date or redemption date, as applicable, will be the level of SOFR in respect of such Rate Cut-Off Date, you will not receive the benefit of any increase in the level in respect of SOFR beyond the level for such date in connection with the determination of the interest payable with respect to such Interest Payment Period, which could adversely impact the amount of interest payable with respect to that Interest Payment Period.
Early Redemption Risks
The notes have early redemption risk. We may redeem the floating rate notes due 2029, (i) in whole but not in part, on October 18, 2028 or (ii) in whole at any time or in part from time to time, on or after September 18, 2029, on at least 5 but not more than 30 days’ prior notice. In addition to the optional make-whole redemption discussed above under “Fixed/Floating Rate Notes Due 2029—Other Provisions,” we have the option to redeem the fixed/floating rate notes due 2029, (i) in whole but not in part, on October 18, 2028 or (ii) in whole at any time or in part from time to time, on or after September 18, 2029, on at least 5 but not more than 30 days’ prior notice. In addition to the optional make-whole redemption discussed above under “Fixed/Floating Rate Notes Due 2031—Other Provisions,” we have the option to redeem the fixed/floating rate notes due 2031, (i) in whole but not in part, on October 22, 2030 or (ii) in whole at any time or in part from time to time, on or after September 22, 2031, on at least 5 but not more than 30 days’ prior notice. In addition to the optional make-whole redemption discussed above under “Fixed/Floating Rate Notes Due 2036—Other Provisions,” we have the option to redeem the fixed/floating rate notes due 2036, (i) in whole but not in part, on October 22, 2035 or (ii) in whole at any time or in part from time to time, on or after July 22, 2036, on at least 5 but not more than 30 days’ prior notice. It is more likely that we will redeem the floating rate notes due 2029, the fixed/floating rate notes due 2029, the fixed/floating rate notes due 2031 or the fixed/floating rate notes due 2036 prior to the respective stated maturity date to the extent that the interest payable on such notes is greater than the interest that would be payable on other instruments of ours of a comparable maturity, of comparable terms and of a comparable credit rating trading in the market. If the notes are redeemed prior to their respective stated maturity dates, you may have to re-invest the proceeds in a lower interest rate environment.

Optional Redemption
We may, at our option, redeem the floating rate notes due 2029, (i) in whole but not in part, on October 18, 2028 or (ii) in whole at any time or in part from time to time, on or after September 18, 2029, on at least 5 but not more than 30 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest on the floating rate notes due 2029 to but excluding the redemption date. For the avoidance of doubt, if the floating rate notes due 2029 are redeemed in part, the determination of accrued and unpaid interest on the floating rate notes due 2029 so redeemed (determined using a final Interest Payment Date, final Interest Payment Period End-Date and Rate Cut-Off Date relating to the redemption) shall have no effect on the determination of accrued and unpaid interest on the floating rate notes due 2029 that are not so redeemed.  Further, if fewer than all of the floating rate notes due 2029 are to be redeemed, the trustee will select, not more than 30 days prior to the redemption date, the particular floating rate notes due 2029 or portions thereof for redemption from the outstanding floating rate notes due 2029 not previously called for redemption by such method as the trustee deems fair and appropriate; provided, that if the floating rate notes due 2029 are represented by one or more global securities, beneficial interests in such floating rate notes due 2029 will be selected for redemption by the applicable depositary in accordance with its standard procedures therefor.
In addition to the optional make-whole redemption discussed above under “Fixed/Floating Rate Notes Due 2029—Other Provisions,” we may, at our option, redeem the fixed/floating rate notes due 2029, (i) in whole but not in part, on October 18, 2028 or (ii) in whole at any time or in part from time to time, on or after September 18, 2029, on at least 5 but not more than 30 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest on the fixed/floating rate notes due 2029 to but excluding the redemption date. For the avoidance of doubt, if the fixed/floating rate notes due 2029 are redeemed in part, the determination of accrued and unpaid interest on the fixed/floating rate notes due 2029 so redeemed (determined using a final Interest Payment Date, final Interest Payment Period End-Date and Rate Cut-Off Date relating to the redemption) shall have no effect on the determination of accrued and unpaid interest on the fixed/floating rate notes due 2029 that are not so redeemed.  Further, if fewer than all of the fixed/floating rate notes due 2029 are to be redeemed, the trustee will select, not more than 30 days prior to the redemption date, the particular fixed/floating rate notes due 2029 or portions thereof for redemption from the outstanding fixed/floating rate notes due 2029 not previously called for redemption by such method as the trustee deems fair and appropriate; provided, that if the fixed/floating rate notes due 2029 are represented by one or more global securities, beneficial interests in such fixed/floating rate notes due 2029 will be selected for redemption by the applicable depositary in accordance with its standard procedures therefor.
In addition to the optional make-whole redemption discussed above under “Fixed/Floating Rate Notes Due 2031—Other Provisions,” we may, at our option, redeem the fixed/floating rate notes due 2031, (i) in whole but not in part, on October 22, 2030 or (ii) in whole at any time or in part from time to time, on or after September 22, 2031, on at least 5 but not more than 30 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest on such fixed/floating rate notes due 2031 to but excluding the redemption date. For the avoidance of doubt, if the fixed/floating rate notes due 2031 are redeemed in part, the determination of accrued and unpaid interest on the fixed/floating rate notes due 2031 so redeemed (determined using a final Interest Payment Date, final Interest Payment Period End-Date and Rate Cut-Off Date relating to the redemption) shall have no effect on the determination of accrued and unpaid interest on the fixed/floating rate notes due 2031 that are not so redeemed. Further, if fewer than all of the fixed/floating rate notes due 2031 are to be redeemed, the trustee will select, not more than 30 days prior to the redemption date, the particular fixed/floating rate notes due 2031 or portions thereof for redemption from the outstanding fixed/floating rate notes due 2031 not previously called for redemption by such method as the trustee deems fair and appropriate; provided, that if the fixed/floating rate notes due 2031 are represented by one or more global securities, beneficial interests in such fixed/floating rate notes due 2031 will be selected for redemption by the applicable depositary in accordance with its standard procedures therefor.
In addition to the optional make-whole redemption discussed above under “Fixed/Floating Rate Notes Due 2036—Other Provisions,” we may, at our option, redeem the fixed/floating rate notes due 2036, (i) in whole but not in part, on October 22, 2035 or (ii) in whole at any time or in part from time to time, on or after July 22, 2036, on at least 5 but not more than 30 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest on such fixed/floating rate notes due 2036 to but excluding the redemption date. For the avoidance of doubt, if the fixed/floating rate notes due 2036 are redeemed in part, the determination of accrued and unpaid interest on the fixed/floating rate notes due 2036 so redeemed (determined using a final Interest Payment Date, final Interest Payment Period End-Date and Rate Cut-Off Date relating to the redemption) shall have no effect on the determination of accrued and unpaid interest on the fixed/floating rate notes due 2036 that are not so redeemed. Further, if fewer than all of the fixed/floating rate notes due 2036 are to be redeemed, the trustee will select, not more than 30 days prior to the redemption date, the particular fixed/floating rate notes due 2036 or portions thereof for redemption from the outstanding fixed/floating rate notes due 2036 not previously called for redemption by such method as the trustee deems fair and appropriate; provided, that if the fixed/floating rate notes due 2036 are represented by one or more global securities, beneficial interests in such fixed/floating rate notes due 2036 will be selected for redemption by the applicable depositary in accordance with its standard procedures therefor.

On or before the respective redemption date, we will deposit with the trustee money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date.  If such money is so deposited, on and after the redemption date interest will cease to accrue on such notes (unless we default in the payment of the redemption price and accrued interest) and such notes will cease to be outstanding.
For information regarding notices of redemption, see “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Notice of Redemption” in the accompanying prospectus.
The notes do not contain any provisions affording the holders the right to require us to purchase the notes after the occurrence of any change in control event affecting us.

Secured Overnight Financing Rate
SOFR is published by the New York Federal Reserve and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The New York Federal Reserve reports that SOFR includes all trades in the Broad General Collateral Rate and bilateral Treasury repurchase agreement (repo) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of The Depository Trust and Clearing Corporation (“DTCC”), and SOFR is filtered by the New York Federal Reserve to remove some (but not all) of the foregoing transactions considered to be “specials.” According to the New York Federal Reserve, “specials” are repos for specific-issue collateral, which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.
The New York Federal Reserve reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon as well as General Collateral Finance Repo transaction data and data on bilateral Treasury repo transactions cleared through the FICC’s delivery-versus-payment service. The New York Federal Reserve also notes that it obtains information from DTCC Solutions LLC, an affiliate of DTCC.
If data for a given market segment were unavailable for any day, then the most recently available data for that segment would be utilized, with the rates on each transaction from that day adjusted to account for any change in the level of market rates in that segment over the intervening period. SOFR would be calculated from this adjusted prior day’s data for segments where current data were unavailable, and unadjusted data for any segments where data were available. To determine the change in the level of market rates over the intervening period for the missing market segment, the New York Federal Reserve would use information collected through a daily survey conducted by its Trading Desk of primary dealers’ repo borrowing activity. Such daily survey would include information reported by Morgan Stanley & Co. LLC, a wholly owned subsidiary of Morgan Stanley, as a primary dealer.
The New York Federal Reserve notes on its publication page for SOFR that use of SOFR is subject to important limitations, indemnification obligations and disclaimers, including that the New York Federal Reserve may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.
Each U.S. Government Securities Business Day, the New York Federal Reserve publishes SOFR on its website at approximately 8:00 a.m., New York City time.  If errors are discovered in the transaction data provided by The Bank of New York Mellon or DTCC Solutions LLC, or in the calculation process, subsequent to the initial publication of SOFR but on that same day, SOFR and the accompanying summary statistics may be republished at approximately 2:30 p.m., New York City time.  Additionally, if transaction data from The Bank of New York Mellon or DTCC Solutions LLC had previously not been available in time for publication, but became available later in the day, the affected rate or rates may be republished at around this time.  Rate revisions will only be effected on the same day as initial publication and will only be republished if the change in the rate exceeds one basis point.  Any time a rate is revised, a footnote to the New York Federal Reserve’s publication would indicate the revision.  This revision threshold will be reviewed periodically by the New York Federal Reserve and may be changed based on market conditions.
Because SOFR is published by the New York Federal Reserve based on data received from other sources, we have no control over its determination, calculation or publication.  See “Risk Factors” above.
The information contained in this section “Secured Overnight Financing Rate” is based upon the New York Federal Reserve’s Website and other U.S. government sources.

United States Federal Taxation
Tax Considerations for the Floating Rate Notes Due 2029
In the opinion of our counsel, Davis Polk & Wardwell LLP, the floating rate notes due 2029 (the “floating rate-only notes”) should be treated as “variable rate debt instruments” for U.S. federal tax purposes. See the discussion in the section of the accompanying prospectus supplement called “United States Federal Taxation―Tax Consequences to U.S. Holders―Floating Rate Notes―General.”
Tax Considerations for the Fixed/Floating Rate Notes Due 2029, 2031 and 2036
In the opinion of our counsel, Davis Polk & Wardwell LLP, the fixed/floating rate notes due 2029, 2031 and 2036 (for purposes of this discussion, the “notes”) should be treated as “variable rate debt instruments” for U.S. federal tax purposes. Although applicable Treasury Regulations do not directly address the treatment of floating rate debt instruments that provide for redemption rights, such as the notes, each tranche of the notes should be treated as providing for a single fixed rate followed by a single qualified floating rate (“QFR”), as described in the sections of the accompanying prospectus supplement called “United States Federal Taxation―Tax Consequences to U.S. Holders―Floating Rate Notes―General” and “―Floating Rate Notes that Provide for Multiple Rates.” Under this treatment, in order to determine the amount of qualified stated interest (“QSI”) and original issue discount (“OID”) in respect of a tranche of the notes, an equivalent fixed rate debt instrument must be constructed for the entire term of such tranche of the notes. The equivalent fixed rate debt instrument is constructed in the following manner: (i) first, the initial fixed rate is converted to a QFR that would preserve the fair market value of the notes, and (ii) second, each QFR (including the QFR determined under (i) above) is converted to a fixed rate substitute (which should generally be the value of that QFR as of the issue date of the notes). Under Treasury Regulations applicable to certain options arising under the terms of a debt instrument, in determining the amount of QSI and OID, we should be deemed to exercise our optional redemption right if doing so would reduce the yield on the equivalent fixed rate debt instrument. For the purpose of determining QSI and OID, the optional make-whole redemption should not be deemed to be exercised. However, if, as of the issue date, redeeming a tranche of the notes on the first day of the Floating Rate Interest Period for that tranche of the notes (the “Potential Deemed Redemption Date”) would reduce the yield of the applicable equivalent fixed rate debt instrument, the notes should be treated as fixed rate debt instruments maturing on the Potential Deemed Redemption Date. Under those circumstances, if the notes are not actually redeemed by us on the Potential Deemed Redemption Date, solely for purposes of the OID rules, they should be deemed retired and reissued for their adjusted issue price, and should thereafter be treated as floating rate debt instruments with a term of one year (a “1-year instrument”). The instrument maturing on the Potential Deemed Redemption Date would be treated as issued without OID, and all payments of interest thereon would be treated as QSI. Interest on a 1-year instrument should generally be taken into account when received or accrued, according to your method of tax accounting, but it is possible that a 1-year instrument could be subject to the rules described under “United States Federal Taxation―Tax Consequences to U.S. Holders―Short-Term Notes” in the accompanying prospectus supplement.
If, as of the issue date, redeeming a tranche of the notes on the Potential Deemed Redemption Date would not reduce the yield on the applicable equivalent fixed rate debt instrument, the rules under “United States Federal Taxation―Tax Consequences to U.S. Holders― Discount Notes―General” should be applied to the applicable equivalent fixed rate debt instrument to determine the amounts of QSI and OID on the applicable notes. Under those circumstances, the applicable notes may be issued with OID.
A U.S. holder is required to include any QSI in income in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. U.S. holders will be required to include any OID in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest. QSI allocable to an accrual period must be increased (or decreased) by the amount, if any, which the interest actually accrued or paid during an accrual period (including the fixed rate payments made during the initial period) exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument.
Both U.S. and non-U.S. holders of the notes (including the floating rate-only notes) should read the section of the accompanying prospectus supplement entitled “United States Federal Taxation.”
You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the notes (including the floating rate-only notes), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
The discussion in the preceding paragraphs under “United States Federal Taxation,” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying prospectus supplement, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the notes (including the floating rate-only notes).

Supplemental Information Concerning Plan of Distribution; Conflicts of Interest
On October 17, 2025, we agreed to sell to the managers listed below, and they severally agreed to purchase, the principal amounts of notes set forth opposite their respective names below at a net price of 99.750%, plus accrued interest, if any, for the floating rate notes due 2029, at a net price of 99.750%, plus accrued interest, if any, for the fixed/floating rate notes due 2029, at a net price of 99.650%, plus accrued interest, if any, for the fixed/floating rate notes due 2031 and at a net price of 99.550%, plus accrued interest, if any, for the fixed/floating rate notes due 2036, each of which we refer to as the “purchase price” for the respective notes.  The purchase price for the floating rate notes due 2029 equals the stated issue price of 100.000%, plus accrued interest, if any, less a combined management and underwriting commission of  0.250% of the principal amount of the floating rate notes due 2029, the purchase price for the fixed/floating rate notes due 2029 equals the stated issue price of 100.000%, plus accrued interest, if any, less a combined management and underwriting commission of 0.250% of the principal amount of the fixed/floating rate notes due 2029, the purchase price for the fixed/floating rate notes due 2031 equals the stated issue price of 100.000%, plus accrued interest, if any, less a combined management and underwriting commission of 0.350% of the principal amount of the fixed/floating rate notes due 2031, and the purchase price for the fixed/floating rate notes due 2036 equals the stated issue price of 100.000%, plus accrued interest, if any, less a combined management and underwriting commission of 0.450% of the principal amount of the fixed/floating rate notes due 2036.
Name	Principal Amount of Floating Rate Notes Due 2029	Principal Amount of Fixed/Floating Rate Notes Due 2029	Principal Amount of Fixed/Floating Rate Notes Due 2031	Principal Amount of Fixed/Floating Rate Notes Due 2036
Morgan Stanley & Co. LLC	$280,000,000	$1,470,000,000	$1,750,000,000	$2,100,000,000
MUFG Securities Americas Inc.	40,000,000	210,000,000	250,000,000	300,000,000
CastleOak Securities, L.P.	14,000,000	73,500,000	-	-
R. Seelaus & Co., LLC	-	-	-	105,000,000
Samuel A. Ramirez & Company, Inc.	-	-	87,500,000	-
Academy Securities, Inc.	-	-	-	60,000,000
Cabrera Capital Markets LLC	-	-	-	60,000,000
Independence Point Securities LLC	8,000,000	42,000,000	-	-
Loop Capital Markets LLC	-	-	50,000,000	-
Mischler Financial Group, Inc.	-	-	50,000,000	-
Siebert Williams Shank & Co., LLC	8,000,000	42,000,000	-	-
Blaylock Van, LLC	-	-	-	30,000,000
Drexel Hamilton, LLC	-	-	-	30,000,000
Falcon Square Capital LLC	-	-	25,000,000	-
Roberts & Ryan, Inc.	-	-	25,000,000	-
Stern Brothers & Co.	4,000,000	21,000,000	-	-
Telsey Advisory Group LLC	4,000,000	21,000,000	-	-
ABN AMRO Capital Markets (USA) LLC	3,500,000	18,375,000	-	-
BMO Capital Markets Corp.	-	-	21,875,000	-
BNY Mellon Capital Markets, LLC	-	-	21,875,000	-
Capital One Securities, Inc.	-	-	-	26,250,000

CIBC World Markets Corp.	3,500,000	18,375,000	-	-
Citizens JMP Securities, LLC	-	-	-	26,250,000
Credit Agricole Securities (USA) Inc.	3,500,000	18,375,000	-	-
Danske Markets Inc.	-	-	21,875,000	-
FHN Financial Securities Corp.	3,500,000	18,375,000	-	-
Fifth Third Securities, Inc.	-	-	-	26,250,000
First Citizens Capital Securities, LLC	3,500,000	18,375,000	-	-
Huntington Securities, Inc.	-	-	21,875,000	-
Intesa Sanpaolo IMI Securities Corp.	-	-	-	26,250,000
KeyBanc Capital Markets Inc.	-	-	21,875,000	-
Lloyds Securities Inc.	-	-	21,875,000	-
M&T Securities, Inc.	-	-	21,875,000	-
nabSecurities, LLC	-	-	21,875,000	-
National Bank of Canada Financial Inc.	3,500,000	18,375,000	-	-
Natixis Securities Americas LLC	-	-	21,875,000	-
Nykredit Bank A/S	3,500,000	18,375,000	-	-
PNC Capital Markets LLC	-	-	-	26,250,000
Rabo Securities USA, Inc.	-	-	21,875,000	-
RBC Capital Markets, LLC	-	-	-	26,250,000
Regions Securities LLC	-	-	21,875,000	-
Santander US Capital Markets LLC	-	-	-	26,250,000
Scotia Capital (USA) Inc.	-	-	21,875,000	-
SG Americas Securities, LLC	-	-	-	26,250,000
Standard Chartered Bank	-	-	-	26,250,000
Synovus Securities, Inc.	3,500,000	18,375,000	-	-
TCBI Securities, Inc., doing business as Texas Capital Securities	3,500,000	18,375,000	-	-
TD Securities (USA) LLC	-	-	-	26,250,000
Truist Securities, Inc.	-	-	-	26,250,000
U.S. Bancorp Investments, Inc.	-	-	-	26,250,000
UniCredit Capital Markets LLC	3,500,000	18,375,000	-	-
WauBank Securities LLC	3,500,000	18,375,000	-	-
Westpac Capital Markets LLC	3,500,000	18,375,000	-	-

Total	$400,000,000	$2,100,000,000	$2,500,000,000	$3,000,000,000

Morgan Stanley & Co. LLC is our wholly-owned subsidiary. Mitsubishi UFJ Financial Group, Inc., the ultimate parent of MUFG Securities Americas Inc. (one of the managers), holds an approximately 23.6% interest in Morgan Stanley. This offering will be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  In accordance with Rule 5121 of FINRA, Morgan Stanley & Co. LLC and MUFG Securities Americas Inc. may not make sales in this offering to any discretionary accounts without the prior written approval of the customer.
Nykredit Bank A/S and Standard Chartered Bank are not U.S. registered broker-dealers and, therefore, to the extent that they intend to effect any sales of the notes in the United States, they will do so through one or more U.S. registered broker-dealers as permitted by FINRA regulations.
Validity of the Notes
In the opinion of Davis Polk & Wardwell LLP, as special counsel to Morgan Stanley, when the notes offered by this pricing supplement have been executed and issued by Morgan Stanley, authenticated by the trustee pursuant to the Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such notes will be valid and binding obligations of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Debt Indenture and its authentication of the notes and the validity, binding nature and enforceability of the Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.